ACI Worldwide Strengthens Position in Electronic Bill Payments with Acquisition of Official Payments
Expands industry presence while providing significant growth opportunity

Naples, FLA - September 23, 2013 - ACI Worldwide (NASDAQ: ACIW), a leading international provider of payment systems, and Official Payments Holdings, Inc. (NASDAQ: OPAY), a leading provider of electronic bill payment solutions, today announced that they have entered into a definitive transaction agreement. Under the terms of the agreement, ACI Worldwide will acquire Official Payments in an all cash transaction for $8.35 per share.  The boards of directors of both companies have unanimously approved this transaction.

Norcross, GA-based Official Payments is a leading provider of electronic bill payment solutions in the U.S., serving federal, state and local governments, municipal utilities, higher education institutions and charitable giving organizations. Official Payments currently has more than 3,000 customers representing access to over 100 million end users. The company processes approximately 20 million payments and over $9 billion in volume annually.

"Official Payments' proven team, loyal user base and vertical expertise make it an ideal match for ACI. The acquisition will further extend ACI's leadership in the fast-growing EBPP space, expanding our portfolio across key sectors including federal, state and local governments, municipal utilities, higher education institutions and charitable giving organizations," said Philip Heasley, President and CEO, ACI Worldwide.  "The acquisition also reaffirms our customer model and supports our corporate Universal Payments strategy of providing a complete set of end-to-end payment services, all enabled by our Universal Payments Platform."

"This acquisition marks the next step in the evolution of electronic bill payments, an industry in which ACI Worldwide is at the forefront," said Alex Hart, CEO, Official Payments. "I'm excited about integrating Official Payments into the broader ACI Universal Payments strategy and portfolio. This provides the opportunity to develop new capabilities previously unmet in the rapidly growing EBPP sector."

The transaction is expected to be accretive to full year earnings in 2014.  Further details of the financial impact of this transaction will be provided upon closing.  An accompanying investor presentation can be found on our website at http://www.aciworldwide.com/investorrelations.

Terms of the Transaction
ACI Worldwide and Official Payments have entered into a definitive transaction agreement under which ACI Worldwide would acquire Official Payments for $8.35 per share in cash in a transaction valued at an enterprise value of approximately $109 million.  ACI Worldwide will commence a cash tender offer to purchase all outstanding shares of common stock of Official Payments on or about October 4, 2013.

Upon the successful closing of the tender offer, stockholders of Official Payments will receive $8.35 per share in cash for each share of Official Payments common stock validly tendered and not validly withdrawn in the offer, without interest and less any applicable withholding taxes.  ACI Worldwide will file with the U.S. Securities and Exchange Commission (SEC) a tender offer statement on Schedule TO, which sets forth in detail the terms of the tender offer.  Additionally, Official Payments will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 that includes the recommendation of Official Payments' board of directors that Official Payments' stockholders accept the tender offer and tender their shares.

In addition, in connection with the execution and delivery of the merger agreement, ACI Worldwide and Olympic Acquisition Corp. entered into a separate agreement with a fund affiliated with Parthenon Capital Partners ("Parthenon"), which owned 10.8% of all outstanding shares of common stock of Official Payments as of May 6, 2013, based on the Schedule 13D filed by Parthenon with the SEC on May 9, 2013.  Under the agreement, Parthenon agreed on the terms and subject to the conditions set forth in the agreement, to tender shares beneficially owned by it in the tender offer.

The tender offer will expire at 12:00 midnight New York City time, twenty business days after the tender is commenced unless extended in accordance with the transaction agreement and the applicable rules and regulations of the SEC.  The closing of the tender offer is subject to customary terms and conditions, and is anticipated to close during the fourth quarter of 2013.

Transaction documents will be available on the SEC's website at www.sec.gov.  Official Payments' stockholders are urged to read the documents filed by ACI Worldwide, as well as materials filed by Official Payments relating to the tender offer, which contain important information about the transaction.

About ACI Worldwide
ACI Worldwide powers electronic payments and banking for more than 2,600 financial institutions, retailers, billers and processors around the world. ACI software enables $13 trillion in payments each day, processing transactions for more than 250 of the leading retailers globally and 18 of the world's 20 largest banks. Through our integrated suite of software products and hosted services, we deliver a broad range of solutions for payments processing; card and merchant management; online banking; mobile, branch and voice banking; fraud detection; trade finance; and electronic bill presentment and payment. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

About Official Payments Holdings, Inc.
Official Payments (NASDAQ: OPAY) (www.OPAY.OfficialPayments.com) provides electronic payment solutions for over 3,000 clients across all 50 states, Puerto Rico and the District of Columbia. During the past year, more than 12 million Customers and Constituents of our Clients utilized our services. Official Payments' solutions enable government agencies, educational institutions, utility companies, charitable organizations, and other billers to seamlessly accept secure, convenient payments by credit card, debit card and electronic check via mobile, web (www.OfficialPayments.com), telephone and point of sale.

Advisors
Official Payments' financial advisor in the transaction is William Blair & Co. and its legal advisor is Kirkland & Ellis LLP.  Jones Day provided legal advice to ACI.

Forward-Looking Statements
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger.  No forward-looking statement can be guaranteed and actual results may differ materially from those that ACI and Official Payments project.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement, many of which are outside of the control of management.  These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (2) successful completion of the proposed transaction on a timely basis; (3) the impact of regulatory reviews on the proposed transaction; (4) the outcome of any legal proceedings that may be instituted against one or both of ACI and Official Payments and others following the announcement of the definitive transaction agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (6) other factors described in ACI's and Official Payments' filings with the SEC, including their respective reports on Forms 10-K, 10-Q, and 8-K. Except to the extent required by applicable law, neither ACI nor Official Payments undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

Important Information
This communication is neither an offer to purchase nor a solicitation of an offer to sell securities.  The tender offer for the outstanding shares of Official Payments common stock described in this communication has not commenced.  On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission ("SEC").  The offer to purchase shares of Official Payments common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The tender offer statement will be filed with the SEC by ACI Worldwide and Olympic Acquisition Corp., a wholly owned subsidiary of ACI Worldwide formed for the purpose of making the offer to purchase, and the solicitation/recommendation statement will be filed with the SEC by Official Payments on Schedule 14D-9.  Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov.

© Copyright ACI Worldwide, Inc. 2013.
ACI Worldwide, ACI Worldwide Payment Systems, the ACI Worldwide logo and all ACI Worldwide product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.

For more information contact:
John Kraft, Vice President, Investor Relations & Strategic Analysis
ACI Worldwide
239-403-4627
john.kraft@aciworldwide.com